Cambridge Display Technology, Inc.

Schedule of Stock Option Waivers, September 26, 2005
Name	Title	Options Waived	Grant Price	Grant Date
David Fyfe	CEO	117,036	$17.82	July 24, 2000
		58,518	$24.18	July 16, 2001
Scott Brown	V-P, R & D	23,407	$27.60	May 13, 2002
		2,341	$27.60	January 1, 2003
		2,341	$27.60	January 1, 2004
Stephen Chandler	V-P, Legal & IP	43,889	$27.60	May 5, 2003
		4,389	$27.60	January 1, 2004
Emma Jones	V-P, Human Resources	17,555	$17.82	January 2, 2001
		1,756	$27.60	January 1, 2002
		1,756	$27.60	January 1, 2004
S. B. Cha	V-P, Commercial	17,555	$27.60	July 1, 2002
		1,756	$27.60	January 1, 2004
Jeremy Burroughes	CTO	73,148	$17.82	April 14, 2000